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                                                                    Exhibit 23.2



                         Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 dated October 5, 2000 of Streamline.com, Inc. of our report dated February 9, 2000, except for the pooling described in Note 2, for which the date is June 23, 2000 and Note 1, for which the date is September 15, 2000, relating to the consolidated financial statements and financial statement schedule which are included in the Current Report on Form 8-K dated October 5, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                     /s/ PricewaterhouseCoopers LLP


                                    PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
October 5, 2000